EXHIBIT 99
Wireless Ronin Technologies, Inc. Listing Moves Up To NASDAQ Global Market
Trading Symbol: RNIN
Minneapolis, MN — September 19, 2007 — Wireless Ronin Technologies, Inc. (NASDAQ: RNIN), today announced that the NASDAQ Stock Market will move the exchange listing of the Company’s common stock from the NASDAQ Capital Market to the NASDAQ Global Market. The Company’s shares will continue to be listed under the trading symbol of “RNIN” and will begin trading on the NASDAQ Global Market effective with the opening of business on September 21, 2007.
About Wireless Ronin Technologies, Inc.
Wireless Ronin Technologies (www.wirelessronin.com) is the developer of RoninCast®, a complete software solution designed to address the evolving digital signage marketplace. RoninCast® provides clients with the ability to manage a digital signage network from one central location. The software suite allows for customized distribution with network management, playlist creation and scheduling, and database integration. An array of services is offered by Wireless Ronin to support RoninCast® including consulting, creative development, project management, installation, and training. The Company’s common stock is traded under the symbol “RNIN”.
CONTACTS:
Investors
John Witham — CFO
jwitham@wirelessronin.com
(952) 564-3520
Media
Holly Heitkamp — Marketing Coordinator
hheitkamp@wirelessronin.com
(952) 564-3560